Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2015 relating to the financial statements, which appears in Adamas Pharmaceuticals Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose
May 18, 2015